        Memphis-Shelby County Airport Authority
        Memphis, TN

EIGHTENTH AMENDMENT
to the
COMPOSITE LEASE AGREEMENT
FOR
MEMPHIS INTERNATIONAL AIRPORT BY AND BETWEEN
MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY
2491 Winchester Road, Suite 113
Memphis, Tennessee 38116-3586 AND
FEDERAL EXPRESS CORPORATION DATED AS OF:
April 28, 2025

EFFECTIVE AS OF:

January 6, 2025

Memphis-Shelby County Airport Authority
        Memphis, TN

EIGHTEENTH AMENDMENT
TO THE COMPOSITE LEASE AGREEMENT

FedEx No. 22-0518-001

    This EIGHTEENTH AMENDMENT is made and entered into as of April 28, 2025, by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY, (herein referred to as (“Authority” or “Sponsor”), a body politic and corporate, organized and existing under the laws of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (herein referred to as "Tenant" or “Contractor”), a corporation duly organized and existing under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, Authority and Tenant executed a “Composite Lease Agreement”, effective January 1, 2007 which was modified by First Amendment effective September 1, 2008; Second Amendment effective June 1, 2009; Third Amendment effective July 1, 2009; Fourth Amendment effective December 15, 2011; Fifth Amendment effective January 1, 2013; Sixth Amendment effective July 1, 2014; Seventh Amendment effective April 1, 2016; Eighth Amendment effective April 1, 2017; Ninth Amendment effective September 1, 2017; Tenth Amendment effective May 1, 2018; Eleventh Amendment effective January 1, 2019; Twelfth Amendment effective October 1, 2019; Thirteenth Amendment effective July 26, 2021; Fourteenth Amendment effective February 1, 2022; Fifteenth Amendment effective May 19, 2022; Sixteenth Amendment effective May 1, 2023, and a Seventeenth Amendment effective September 1, 2024, all of which are collectively referred to herein as the “Composite Lease Agreement”; and,

WHEREAS, a schedule identifying each parcel of real property the Authority leases to Tenant is attached to the Composite Lease Agreement as “EXHIBIT A”, and the schedule states a portion of the Term (identified in the Composite Lease Agreement) during which the lease of each parcel will be in effect, and the rent that Tenant is subject to pay Authority for each parcel; and,

COMPOSITE AMENDMENT #18
FEDERAL EXPRESS CORPORATION                              2

Memphis-Shelby County Airport Authority
        Memphis, TN

WHEREAS, the parties wish to amend the Composite Lease Agreement via an Eighteenth Amendment to add the following demised premises: 2680 Rental Road where the total area encompasses approximately 261,360 square feet, consisting more of less of 10,981 square feet of building space and 250,379 square feet of improved ground, identified as the former Enterprise Lot; and,

WHEREAS, per the Composite Lease Agreement, rent will be calculated at $0.3170 per square foot of improved ground and $2.4412 per square foot of building space, resulting in an annual rent increase of $106,176.96 effective on the earlier of January 6, 2025, or date of beneficial occupancy; and,

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Authority and Tenant do hereby covenant and agree as follows:

SECTION 1. Definitions. Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this EIGHTEENTH Amendment that are defined in the Composite Lease Agreement, the Special Facility Ground Lease Agreement and the Special Facility Lease Agreement shall have the respective meanings given to them in each agreement for all purposes of this EIGHTEENTH Amendment.

SECTION 2. Modification of Composite Lease and Applicable Rent. Effective as of JANUARY 6, 2025, the parties amend the Composite Lease Agreement to reflect the addition of the demised premises as described in the attached property listing as shown on “EXHIBIT B”. At any time on or after JANUARY 6, 2025, Tenant may take possession of the additional areas and use and improve them subject to the terms and conditions of the Composite Lease Agreement. As of the Effective Date, the parties substitute the table attached to this Amendment for the table included as

COMPOSITE AMENDMENT #18
FEDERAL EXPRESS CORPORATION                              3

Memphis-Shelby County Airport Authority
        Memphis, TN

part of “EXHIBIT A” to the Composite Lease Agreement. The substitution of that table will accomplish the following:

(a)Effective as of JANUARY 6, 2025, Tenant’s annual rent will be increased by
$106,176.96 and comprised of the areas as follows:

Demised Premises	Area	Rate
2680 Rental Road – Improved Ground	250,379 sq. ft.	$0.3170 psf.
2680 Rental Road – Building A	3,415 sq. ft.	$2.4412 psf.
2680 Rental Road – Building B	5,162 sq. ft.	$2.4412 psf.
2680 Rental Road – Building C	2,404 sq. ft.	$2.4412 psf.

(b)The rent, as adjusted in accordance with the foregoing, will continue to be subject to adjustment in accordance with the terms of Section 2.03(a)(i) of the Composite Lease Agreement.

SECTION 3. Improvements by Tenant
(a)Effective as of commencement date, Authority hereby grants to Tenant for use by Tenant and its servants, agents, employees and independent contractors working on or in connection with Tenant’s alterations of the improvements located at the Demised Premises, making it suitable for Tenant’s use (“Tenant’s Work”), all necessary or appropriate rights of reasonable access, ingress and egress to and from the Demised Premises, and the right to do all such other things as may be incidental to Tenant’s Work.
(b)Tenant shall obtain, at Tenant’s sole expense, all certificates and approvals relating to Tenant’s Work. Tenant shall make, at least, all improvements to the Demised Premises at no cost to Authority.

SECTION 4. Remainder of Composite Lease in Effect. All other terms, provisions, conditions, covenants and agreements of the Composite Lease shall continue in full force and effect.

COMPOSITE AMENDMENT #18
FEDERAL EXPRESS CORPORATION                              4

Memphis-Shelby County Airport Authority
        Memphis, TN

SECTION 5. Effective Dates of this EIGHTEENTH Amendment.
This EIGHTEENTH Amendment shall become effective as of JANUARY 6, 2025.

The remainder of page is intentionally left blank.
Signature page to follow.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this SEVENTEENTH Amendment to the Composite Lease Agreement.

MEMPHIS-SHELBY COUNTY
AIRPORT AUTHORITY    FEDERAL EXPRESS CORPORATION

By: /s/Scott A. Brockman        By: /s/ Brandon Tolbert
President and Chief Executive Officer    Title: Vice President Property and Facilities

Approved as to Content:

By: /s/ Sylvester Lavender
Vice President of Finance and Administration/CFO

Approved as to Form and Legality:

By: /s/Amber Floyd
General Counsel

Reviewed and Approved:

By: /s/Jason McBride     Director of Properties

COMPOSITE AMENDMENT #18
FEDERAL EXPRESS CORPORATION                              5

Memphis-Shelby County Airport Authority
        Memphis, TN

Omitted Exhibits
Exhibit A and Exhibit B to this exhibit, which are described under “Witnesseth” and in Section 2 above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplemental copies of Exhibit A and Exhibit B to the Securities and Exchange Commission or its staff upon request.

COMPOSITE AMENDMENT #18
FEDERAL EXPRESS CORPORATION                              6